Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT: Cheryl D. Hodges (859) 392-3331

OMNICARE REPORTS FOURTH-QUARTER
AND FULL-YEAR 2006 RESULTS

COVINGTON, Ky., February 28, 2007 – Omnicare, Inc. (NYSE:OCR), the nation's leading provider of pharmaceutical care for the elderly, today reported financial results for its fourth-quarter and full-year ended December 31, 2006.

Financial results for the quarter ended December 31, 2006, as compared with the same prior-year period, including restructuring and related charges and other special items which are described below, were as follows:

  Earnings per diluted share were 58 cents versus 43 cents
  Net income was $69.7 million as compared with $48.3 million
  Sales reached $1,599.4 million as compared with $1,618.3 million

Results for both the fourth quarter of 2006 and 2005 include special items (which are described below) of $19.9 million pretax and $44.0 million pretax, respectively. Adjusting for these special items, results for the quarter ended December 31, 2006 and 2005, respectively, were as follows:

  Adjusted earnings per diluted share were 68 cents versus 68 cents
  Adjusted net income was $82.9 million as compared with $75.9 million
  Sales reached $1,599.4 million as compared with $1,618.3 million

Both the results as presented under Generally Accepted Accounting Principles (GAAP) and as adjusted for special items for the fourth quarter of 2006 reflect a change to the equity method of accounting for certain pharmacy joint venture operations in which Omnicare (“the Company”) owns less than a 100% interest, which was effective in the third quarter of 2006. Accordingly, the deconsolidation of these operations reduced reported sales by approximately $26 million for the 2006 fourth quarter but had no impact on earnings.

Included in the results for the fourth quarter of 2006 (including the adjusted results) are expenses totaling approximately $4.0 million pretax, or 2 cents per diluted share, comprising temporary labor, administrative and operating costs incurred in connection with the implementation of the Medicare Part D drug benefit, as well as $1.0 million pretax, or approximately 0.5 cents per diluted share, in expense related to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), effective January 1, 2006. Income tax expense for the fourth quarter of 2006 was reduced by approximately $5.0 million, or 4 cents per diluted share, primarily for the favorable effect of an increase in the tax benefit of certain state income tax net operating losses.

Moreover, the results for the fourth quarter of 2006 (including the adjusted results) continued to be impacted by the unilateral reduction by UnitedHealth Group and its affiliates (“United”) in the reimbursement rates paid by United to Omnicare under its pharmacy network contract for services rendered by Omnicare to beneficiaries of United’s drug benefit plans under the Medicare Part D program. The differential in rates that resulted from United’s action reduced sales and operating profit in the fourth quarter by approximately $21.7 million, or 12 cents per diluted share. The total impact of this reduction in rates for 2006 (beginning in April 2006) was approximately $68.2 million, or approximately 35 cents per diluted share. This matter is currently the subject of litigation initiated by Omnicare in federal court in the Northern District of Illinois.

Full-Year Results

Financial results for the year ended December 31, 2006, as compared with the full-year 2005, including restructuring and related charges, other special items and an accounting change, which are described below, were as follows:

  Earnings per diluted share were $1.50 versus $2.10
  Net income was $183.6 million as compared with $226.5 million
  Sales reached $6,493.0 million as compared with $5,292.8 million

Results for both the full-year 2006 and 2005 include special items (which are described below) of $194.5 million pretax and $62.8 million pretax, respectively. In addition, the diluted earnings per share for both periods reflect the Company’s fourth quarter 2004 adoption of Emerging Issues Task Force Issue No. 04-8 related to the calculation of diluted earnings per share for contingently convertible securities. Adjusting for these special items and the accounting change, results for the full-year 2006 and 2005, respectively, were as follows:

  Adjusted earnings per diluted share were $2.68 versus $2.48
  Adjusted net income was $328.0 million as compared with $265.9 million
  Adjusted sales reached $6,503.3 million as compared with $5,292.8 million

The results for 2006 (including the adjusted results) include the aforementioned impact on revenues of the deconsolidation of certain pharmacy joint ventures of $48 million with no impact on earnings. In addition, the 2006 results included the aforementioned impact of the reduced reimbursement from United of approximately $68.2 million pretax, or approximately 35 cents per diluted share, as well as temporary labor, administrative and operating costs related to the Medicare Part D transition of approximately $27.3 million pretax, or approximately 14 cents per diluted share. Also included in the 2006 results is $7.1 million pretax, or approximately 4 cents per diluted share, in expense related to the adoption of SFAS 123R, effective January 1, 2006.

Commenting on the results for the quarter and full year, Joel F. Gemunder, Omnicare's president and chief executive officer, said, "Our results for the fourth quarter came in as we expected, capping off one of the most extraordinary years in the Company’s history. While 2006 was filled with significant change and some unexpected challenges, we remained focused on our mission to provide exceptional pharmaceutical care to the seniors we serve. We believe that, even in the face of significant challenges, the fundamentals underpinning our business and our organization are strong. Despite the year of transition and the difficult issues we faced, we also kept our focus on opportunities to leverage our core business, such as the successful integration of NeighborCare, RxCrossroads and excelleRx and on achieving sales and adjusted earnings growth for the year.

“As we look ahead to 2007, we will continue to work diligently to resolve the remaining legacy issues and move ahead with those activities that we believe will enhance shareholder value, including rolling out the Omnicare Full Potential Plan we announced last July. We have both short- and long-term strategies in place to help position the Company for growth and are committed to taking advantage of the strengths of our business.”

Financial Position

Cash flow from operations for the quarter ended December 31, 2006 reflected a net use of cash of $104.2 million versus $88.2 million in cash provided by operations in the comparable prior-year quarter. Cash flow from operations for the quarter ended December 31, 2006 included payments of $101.3 million relating to two government settlements as well as litigation expenses, an unfavorable impact of $9.7 million related to a broad-based slowdown in payments from the Illinois Department of Public Aid (Medicaid) and $6.4 million in incremental cash costs related to the Company’s Heartland repackaging operation. Cash flow for the 2005 quarter was favorably impacted by approximately $40 million from the receipt of payments from Illinois Medicaid following its broad-based slowdown in payments experienced throughout 2005. This favorable variance was partially offset by the cash portion of special items (described later herein) paid during the 2005 quarter totaling $22.9 million.

Cash flow from operations for the full-year 2006 was $108.5 million versus the $263.5 million in the full-year 2005. The 2006 cash flow was impacted by the government settlements and litigation expenses totaling $104.2 million and by $12.5 million related to Heartland repackaging matters, partially offset by the return of a $38.3 million deposit from one of the Company’s drug wholesalers. Cash flow from operations for 2005 was impacted by the $22.9 million cash portion of special items mentioned below.

“In addition to a number of unusual items affecting cash flow during the year, our cash flow from operations in 2006 was significantly impacted by the implementation of the

Medicare Part D drug benefit. On top of incremental expenses of approximately $27 million needed to deal with administrative and payment issues, we have seen a net increase in receivables of $26 million related to inappropriate co-pays and $33 million in rejected claims yet to be resolved with Prescription Drug Plans (“PDPs”) related to 2006 activity,” said Gemunder. “One of our highest priorities in 2007 is to resolve these payment issues that represent the inappropriate and unintended consequences of the administrative burden created by the implementation of the Part D benefit on all long-term care providers in the program.”

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the fourth quarter 2006, including the special items discussed below, was $173.4 million versus $181.3 million in the fourth quarter of 2005. Excluding the special items, adjusted EBITDA in the 2006 quarter was $193.3 million versus $197.8 million in the 2005 quarter. For the full-year 2006, EBITDA, including special items, was $600.0 million versus $602.0 million for 2005. Excluding special items, 2006 adjusted EBITDA was $794.5 million versus $629.7 million in 2005.

During 2006, the Company repaid $109 million in debt and at December 31, 2006, had $141.8 million in cash on its balance sheet. Its total debt to total capital at December 31, 2006 was 48.5%, down approximately 280 basis points from December 31, 2005.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com. It should also be noted that the results of the NeighborCare, excelleRx and RxCrossroads acquisitions are included from the dates such acquisitions closed (July 28, 2005, August 12, 2005 and August 15, 2005, respectively). All three acquisitions are included in the Pharmacy Services Business segment.

Pharmacy Services Business

Omnicare's pharmacy services business generated revenues of $1,552.5 million for the fourth quarter of 2006 (net of the reduction of approximately $26 million relating to the deconsolidation of certain joint venture operations), as compared with the $1,576.5 million reported in the fourth quarter of 2005. Adjusted operating profit in this business was $180.8 million in the 2006 fourth quarter as compared with the $184.3 million earned in the same 2005 quarter. For the full-year 2006, adjusted pharmacy services sales reached $6,331.5 million, up 24% above the $5,110.4 million reported in 2005. Adjusted operating profit for the full-year 2006 reached $748.5 million, 26% higher than the $595.3 million earned in 2005. At December 31, 2006, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,406,000 beds.

Omnicare’s pharmacy services sales for the fourth quarter of 2006 were marginally lower than in the comparable 2005 quarter largely as a result of the deconsolidation of the pharmacy joint-venture operations mentioned above as well as the increased availability and utilization of generic drugs and a lower number of beds served along with a bed mix shift. Partially offsetting these factors were drug price inflation, a favorable payor mix shift (offset in large measure by the aforementioned reduction in reimbursement rates under the United Part D contract) and strong growth in its hospice pharmacy and specialty pharmacy services businesses.

Sales growth for the full year in the pharmacy services business is largely attributable to the acquisitions of NeighborCare, excelleRx and RxCrossroads, all of which were completed during the third quarter of 2005, as well as the ongoing execution of Omnicare’s acquisition strategy, a favorable payor mix shift (offset in large measure by the aforementioned reduction in reimbursement rates under the United Part D contract) and drug price inflation. This growth was tempered somewhat by a marked increase in the use of generic drugs, competitive pricing, a lower number of beds served along with a bed mix shift and prior-period Medicaid reimbursement reductions.

As previously disclosed, during the third quarter 2006, the Company experienced certain quality control, fire damage and environmental issues at one of its repackaging operations, Heartland Repack Services (“Heartland”). As a precautionary measure, the Company voluntarily suspended operations and subsequently decided not to reopen the Heartland facility. In order to replace the capacity, the Company ramped up production in its other repackaging facility, as well as onsite at its individual pharmacies for use by their patients. As a result, Omnicare has been and continues to be able to meet the needs of all of its client facilities and their residents, which is the Company’s highest priority. Addressing these issues, however, continued to result in increased costs (see “Special Items” discussed below), particularly in labor, materials, and professional fees during the fourth quarter. The Company maintains product recall, property and casualty and business interruption insurance and the extent of insurance recovery for these expenses continues under review by its outside advisors.

“We have worked diligently to address and resolve all issues and to seek appropriate solutions to restore Heartland’s repackaging capacity,” said Gemunder. “In that vein, we are pleased to have reached an agreement that will extend through October 2010 with the Repackaging Services division of Cardinal Health, Inc. to become our contract repackager for the repackaging volumes previously produced at Heartland. We view this as a very favorable alternative to opening a new repackaging facility as it will restore our repackaging capacity more quickly and efficiently.”

Given the ongoing complexities of Part D and the need to resolve cumulative implementation issues relating to co-pays, rejected claims and increased prior-authorizations, Omnicare’s Part D transition costs continued during the quarter, albeit at a lower level than in the third quarter.

“Even with the temporary constraints to the implementation of planned revenue and cost savings initiatives brought about by the voluntary closing of one our repackaging facilities and the complexities associated with the transition to Medicare Part D, our fourth-quarter adjusted operating margins on both a sequential and year-over-year basis were consistent and full-year adjusted operating margins in 2006 were higher than in 2005,” said Gemunder. “We believe this performance reflects, among other factors, the progress we’ve made throughout the year in the integration of NeighborCare as well as other acquisitions and realizing anticipated cost savings as well as the impact of increasing generic drug utilization.”

CRO Business

The Company's CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, generated revenues of $46.9 million on a GAAP basis for the fourth quarter of 2006 as compared with the $41.8 million in revenues generated in the same prior-year quarter. Included in the 2006 and 2005 periods were reimbursable out-of-pocket expenses totaling $7.8 million and $6.2 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $39.1 million for the 2006 fourth quarter as compared with $35.6 million for the same prior-year period. Adjusted operating profit for the 2006 fourth quarter totaled $2.6 million versus $2.3 million in the same prior-year period.

For the full-year 2006, CRO revenues, on a GAAP basis, totaled $171.9 million as compared with $182.4 million in 2005. Reimbursable out-of-pocket expenses in 2006 and 2005 totaled $25.6 million and $28.5 million, respectively. Excluding such expenses, adjusted CRO revenues for the full-year 2006 were $146.2 million as compared with $153.9 million in 2005. Adjusted operating profit in 2006 was $7.7 million versus $12.4 million in 2005. Backlog at December 31, 2006 was $301.9 million.

“We were pleased to see revenues in our CRO business reach their highest quarterly level in 2006 and solid business wins take backlog to a new high. We believe the reorientation of our CRO business model implemented earlier this year, along with tight control over fixed and variable expenses, began to produce improved results in the fourth quarter,” noted Gemunder.

Special Items

As noted above, the results for the fourth-quarter and full-year 2006 include certain special items totaling $19.9 million pretax ($13.2 million aftertax, or approximately 11 cents per diluted share) and $194.5 million pretax ($144.4 million aftertax, or approximately $1.18 per diluted share), respectively. Operating income for the fourth-quarter and full-year 2006 includes a charge of $4.8 million and $29.6 million, respectively, for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, a major initiative designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth, as well as the NeighborCare integration and other production initiatives. The fourth-quarter 2006 results also include special litigation charges of $6.3 million pretax relating to litigation-related professional fees in connection with previously disclosed government inquiries and litigation, as well as the Company’s lawsuit against United. The full-year 2006 includes the previously announced special litigation charges of $57.5 million pretax relating to the settlement amounts and professional fees in connection with inquiries by the federal government and certain states concerning the substitution of three generic drugs by the Company, $54.0 million pretax ($10.3 million and $43.7 million recorded in the net sales and litigation charges lines of the income statement, respectively) for the settlement, including professional fees, of an inquiry conducted by the Attorney General’s Office in Michigan related to certain billing issues under the Michigan Medicaid program, and $13.6 million pretax for other litigation-related professional fees. Also included in the fourth-quarter and full-year 2006 is a pretax charge of $8.7 million and $33.7 million, respectively, relating to the incremental costs associated with the quality control, product recall and fire damage issues (including $18.9 million related to the write-off of inventory) incurred in connection with the Company’s closure of its Heartland repackaging operations. The full-year 2006 results also include $6.1 million pretax associated with retention payments for certain NeighborCare employees as required under the acquisition agreement.

The fourth-quarter and full-year 2005 included certain special items, totaling $44.0 million pretax ($27.6 million aftertax or 25 cents per diluted share) and $62.8 million pretax ($39.4 million after tax or 36 cents per diluted share), respectively. Operating income for the fourth-quarter and full-year 2005 includes a previously announced restructuring charge of $9.8 million and $18.8 million, respectively, related primarily to certain costs associated with the NeighborCare consolidation plan and other productivity initiatives; $4.9 million for the settlement of litigation relating to certain contractual issues with two vendors; and $1.7 million and $3.0 million, respectively, for professional fees incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities exchange offer and the redemption of the 8.125% senior subordinated notes. The full-year 2005 also includes a special charge of $1.1 million for acquisition related expenses pertaining to a proposed transaction that was not consummated. Interest expense for the fourth-quarter and full-year 2005 includes a special pretax charge of $25.0 million and $32.5 million, respectively, for new debt issuance and debt extinguishment costs associated with the Company’s 2005 refinancing; and $2.5 million related to the previously mentioned vendor litigation settlements.

Omnicare Outlook

Under the new Medicare Part D benefits, Prescription Drug Plans, or PDPs, sponsored by commercial insurers or other risk-bearing entities approved by the Centers for Medicare & Medicaid Services (CMS), are providing a drug benefit to Medicare-eligible beneficiaries, including those dually eligible under Medicaid, which include many residents of the skilled nursing facilities served by Omnicare. During 2006, more than 40% of the Company’s revenues shifted to the Part D program.

“Throughout 2006 we spent considerable time, effort and resources working through the implementation of Medicare Part D in order to make the transition seamless for our customers. As we work toward a smoother operating environment, there are still aspects of the program that need to be rectified and improved. We are committed to working with the PDPs, CMS and our customers to resolve the administrative and payment issues surrounding Part D, both on a retrospective and prospective basis.

Overall, we believe Omnicare adds considerable value to this program and that, long- term, it will be beneficial to our future growth; accordingly, we will continue to devote the necessary time and resources to it,” said Gemunder.

“As we look ahead to 2007, we see it as a building year – one in which we work to resolve prior issues and improve future performance. First, we are excited about our new agreement with the Repackaging Services division of Cardinal Health which we believe will restore our centralized repackaging capacity in a timely and cost-efficient manner. This, in turn, should allow us to pull out costs in many areas and redirect resources to our other growth initiatives.

“We are focused squarely on overall growth, both through increasing our customer base in long-term care as well as in adjacent markets where our core competencies can be leveraged and our opportunities broadened. We will also be working to maximize free cash flow to deploy in acquisitions, debt reduction, or other uses of cash that drive shareholder value. Moreover, we are keenly focused on the implementation of the Omnicare Full Potential Plan – a major new program which, in many respects, presents permanent solutions to the issues we faced in 2006. The Omnicare Full Potential Plan is premised on the fact that we are a scale business. We believe it capitalizes on our unique advantages in driving change in our industry through technology, reduces costs and, importantly, enables us to enhance customer growth.”

Webcast Today

Omnicare will hold a conference call to discuss fourth-quarter and full-year results today, Wednesday, February 28, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

     Calling from the United States or Canada: 888-634-8522
     Calling from other countries: 706-634-6522
     Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1,406,000 beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

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